As Filed with the Securities and Exchange Commission on February 23, 2005


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                      RE BOND CORPORATE HOLDINGS TRUST, LLC
                 (Name of small business issuer in its Charter)


           Delaware                        6798                 36-4566675
           --------                        ----                 ----------
   (State or Jurisdiction of         (Primary Standard       (I.R.S. Employer
       of Incorporation          Industrial Classification  Identification No.)
      or Classification)               Code Number)
--------------------------------------------------------------------------------

                          244 5th Avenue, Suite A-250
                               New York, NY 10001
                          Telephone: (888) 278 - 6756
         (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

                          244 5th Avenue, Suite A-250
                               New York, NY 10001
                          Telephone: (888) 278 - 6756
(Address of principal place of business or intended principal place of business)
--------------------------------------------------------------------------------

                                Mr. Kevin Warsh
                244 5th Avenue, Suite A-250, New York, NY 10001
                          Telephone: (888) 278 - 6756
           (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE:

-----------------------------------------------------------------------------------------------------------------
    Title of Each Class of       Dollar Amount       Proposed Maximum         Proposed Maximum       Amount of
 Securities To Be Registered    To Be Registered    Offering Price Per           Aggregate         Registration
                                                         Bond (1)            Offering Price (1)       Fee (1)
-----------------------------------------------------------------------------------------------------------------
   Investment Grade Secured
Corporate Debt w/ a Par Value      50,000,000              $1.00             $50,000,000.00 USD      $5,885.00
      of $1.00 Per Bond
-----------------------------------------------------------------------------------------------------------------

(1) The Registration Fee was calculated in accordance with "FEE RATE ADVISORY #6 FOR FISCAL YEAR 2005" as filed on Press Release 2004-167 on December 9, 2004. In conjunction with the aforementioned Press Release and in consideration of Rule 457 under the Securities Act of 1933, "Accordingly, effective Dec. 13, 2004, the Section 6(b) fee rate applicable to the registration of securities, the Section 13(e) fee rate applicable to the repurchase of securities, and the Section 14(g) fee rate applicable to proxy solicitations and statements in corporate control transactions will decrease to $117.70 per million. The Section 6(b) rate is also the rate used to calculate the fees payable with the Annual Notice of Securities Sold Pursuant to Rule 24f-2 under the Investment Company Act of 1940. all filings submitted to the SEC before 5:30 p.m. EST, and filings pursuant to Rule 462(b) (17 C.F.R. 230.462(b)) submitted to the SEC before 10:00 p.m. EST, on Dec. 12, 2004, will be subject to the current fee rate of $126.70 per million. Rule 462(b) filings submitted after 10:00 p.m. EST, and all other filings submitted after 5:30 p.m. EST, on Dec. 12, 2004, shall be deemed filed as of the next business day, Dec. 13, 2004, under Section
         232.13 of Regulation S-T (17 C.F.R. 232.13), and be subject to the new fee rate of $117.70 per million."

 This prospectus will not be used before the Effective Date of the Registration Statement and the securities named and described herein will not be sold until the Registration Statement becomes effective.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  NOTICE OF INFORMATION ABOUT THIS PROSPECTUS:

         You should rely only on the information provided in this prospectus or any supplement or amendment. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus or any supplement or amendment is accurate as of any date other than the date on the front of this prospectus or any supplement or amendment.

         Unless the context otherwise requires, "RE Bond," the "Company," "we," "our," "us" and similar expressions refers to RE Bond Corporate Holdings Trust, LLC and its subsidiaries, and the term "Investment Grade Secured Corporate Bonds" or "Corporate Bond", or "bond" means RE Bond Corporate Holding's corporate debt securities as being offered and represented in this prospectus with a par value of $1.00 per bond.






                 Subject to completion, dated February 23, 2005

                                   PROSPECTUS
                                   ----------

                             RE BOND CORPORATE BONDS
                      RE Bond Corporate Holdings Trust, LLC
               50,000,000 Investment Grade Secured Corporate Bonds

         RE Bond Corporate Holdings Trust, LLC ("RE Bond") is offering 50,000,000 investment grade secured corporate bonds with a Par Value of $1.00 each. The purpose of this Offering is to strategically purchase distressed real estate from major US corporate and retail companies for immediate re-development. These properties will be further described herein this prospectus. RE Bond Corporate Bonds are secured by Five (5) Year United States Treasury Notes and the unencumbered real estate for which the bonds are purchased.

         All RE Bonds shall be identified by a registered CUSIP number and visible on Bloomberg/Reuter. Furthermore, each bond will carry a Standard & Poor's and/or Moody's and/or Fitch rating. Said RE Bond rating will be predicated upon the US Treasury Notes and the 100% equity in the real estate. The debt burden of our Company will only be the annually recurring interest payments made against redemption of annual interest coupons as the principal will be secured by the US treasury Notes.

         Our principal executive office is located at 244 5th Avenue, Suite A-250, New York, NY 10001, and our contact details are as follows:

                      Telephone Number is: (888) 278-6756
                      Facsimile Number is: (212) 820-9158
                            Email: admin@re-bond.com
                              URL: www.re-bond.com

--------------------------------------------------------------------------------
      Investing in RE Bond Corporate Bonds involves risks herein described beginning on Page 8 of this prospectus.
--------------------------------------------------------------------------------

 This prospectus will not be used before the Effective Date of the Registration Statement and the securities named and described herein will not be sold until the Registration Statement becomes effective.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                The date of this prospectus is February 23, 2005

                                TABLE OF CONTENTS
                                -----------------

Item 1.  Front Page of this Registration Statement
         (Item 501 of Regulation S-B)       -        -        -        -         Front Cover

Item 2.  Inside Front and Outside Back Cover Pages of this Prospectus
         (Item 502 of Regulation S-B)       -        -        -        -         Inside Front Cover
                                                                                 Outside Back Cover
                  About RE Bond Corporate Holdings   -        -        -         Page 7
                  About the Offering        -        -        -        -         Page 7
                  Summary of Financial Data -        -        -        -         Page 8

Item 3.  Summary Information and Risk Factors
         (Item 503 of Regulation S-B)       -        -        -        -         Page 8
                  Primary Risks Related to Our Business       -        -         Page 8
                  Secondary Risks Related to Our Business     -        -         Page 9
                  Risks Related to Our industry      -        -        -         Page 10
                  Development Stage Company -        -        -        -         Page 11
                  Lack of Relevant Experience by Management   -        -         Page 11

Item 4.  Use of Proceeds
         (Item 504 of Regulation S-B)       -        -        -        -         Page 11
                  Summary Table     -       -        -        -        -         Page 12

Item 5.  Determination of Offering Price
         (Item 505 of Regulation S-B)       -        -        -        -         Page 13

Item 6.  Dilution
         (Item 506 of Regulation S-B)       -        -        -        -         Page 13

Item 7.  Selling Security Holders
         (Item 507 of Regulation S-B)       -        -        -        -         Page 13

Item 8.  Plan of Distribution
         (Item 508 of Regulation S-B)       -        -        -        -         Page 13

Item 9.  Legal Proceedings
         (Item 103 of Regulation S-B)       -        -        -        -         Page 14

Item 10. Directors, Executive Officers, Promoters & Control Persons
         (Item 401 of Regulation S-B)       -        -        -        -         Page 14
                  Biographies       -       -        -        -        -         Page 15

Item 11. Security Ownership of Certain Beneficial Owners and Management
         (Item 403 of Regulation S-B)       -        -        -        -         Page 16

Item 12. Description of Securities
         (Item 202 of Regulation S-B)       -        -        -        -         Page 16
                  Transfer Agent and Registrar       -        -        -         Page 17
                  The Depository Trust Company       -        -        -         Page 17 - 21

Item 13. Interest of Named Experts and Counsel
         (Item 509 of Regulation S-B)       -        -        -        -         Page 21


Item 14. Disclosure of Commission Position of Indemnification
         for Securities Act Liabilities
         (Item 510 of Regulation S-B)       -        -        -        -         Page 21

Item 15. Organization Within Last Five Years
         (Item 404 of Regulation S-B)       -        -        -        -         Page 21

Item 16. Description of Business
         (Item 101 of Regulation S-B)       -        -        -        -         Page 21
                  Competition       -       -        -        -        -         Page 22
                  Competitive Advantages    -        -        -        -         Page 22

Item 17. Management's Discussion and Analysis or Plan of Operation
         (Item 303 of Regulation S-B)       -        -        -        -         Page 22
                  Off-Balance Sheet Arrangements     -        -        -         Page 23
                  Safe-Harbor / Forward Looking Statement     -        -         Page 23

Item 18. Description of Property
         (Item 102 of Regulation S-B)       -        -        -        -         Page 23

Item 19. Certain Relationships and Related Transactions
         (Item 404 of Regulation S-B)       -        -        -        -         Page 24

Item 20. Market for Common Equity and Related Stockholder Matters
         (Item 201 of Regulation S-B)       -        -        -        -         Page 24

Item 21. Executive Compensation
         (Item 402 of Regulation S-B)       -        -        -        -         Page 24

Item 22. Financial Statements
         (Item 310 of Regulation S-B)       -        -        -        -         Page 26
                  INDEPENDENT AUDITOR'S REPORT       -                           F-1
                  FINANCIAL STATEMENTS:
                           Balance Sheet    -        -        -        -         F-2
                           Statement of Cash Flows            -        -         F-3
                  NOTES TO FINANCIAL STATEMENTS      -        -        -         F-4

Item 23. Changes In and Disagreements with Accountants
         on Accounting and Financial Disclosure
         (Item 304 of Regulation S-B)       -        -        -        -         Page 31


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------


Item 24. Indemnification of Directors and Officers
         (Item 702 of Regulation S-B)       -        -        -        -         Page 33

Item 25. Other Expenses of Issuance and Distribution
         (Item 511 of Regulation S-B)       -        -        -        -         Page 33

Item 26. Recent Sales of Unregistered Securities
         (Item 701 of Regulation S-B)       -        -        -        -         Page 34



Item 27. Exhibits
         (Item 601 of Regulation S-B)       -        -        -        -         Page 34

Item 28. Undertakings
         (Item 512 of Regulation S-B)       -        -        -        -         Page 48

Signatures        -        -        -       -        -        -        -         Page 36


















                  {This Portion Was Intentionally Left Blank.}

                               PROSPECTUS SUMMARY
                               ------------------

About RE Bond Corporate Holdings Trust:

         RE Bond Corporate Holdings Trust, LLC was organized as a limited liability company in Delaware on January 7 of 2005 intended to fund, purchase (at heavy discount), and redevelop surplus and distressed real estate throughout the United States.

         Our focus is primarily on surplus and distressed properties held by major corporations and retailers whom have purchased, obtained or currently own unused or unoccupied properties for sale or lease due to mergers and acquisitions or down-sizing expenditures and/or financial exposure.

         As of the date of this Prospectus, and for several months prior, we have been pricing, assessing and aligning unique and specific properties which currently possess the highest potential for our business model. By identifying the best use of the property and infusing minimal investments into the redesigning and restructuring of the property, RE Bond can quickly, and cost effectively convert a non-performing asset into a performing and profiting asset either under a long term lease or re-sale of the property.

         Although most property conversions will only take six (6) months to one
(1) year for completion, the RE Bond is calculated to carry each property for a maximum term of five (5) years which is collateralized consistently with the Five (5) Year US Treasury Note which backs each RE Bond.

         Our principal executive office is located at 244 5th Avenue, Suite A-250, New York, NY 10001, and our contact details are as follows:

                      Telephone Number is: (888) 278-6756
                      Facsimile Number is: (212) 820-9158
                            Email: admin@re-bond.com
                              URL: www.re-bond.com

About the Offering:

         Securities Offered:        RE Bond Corporate Holdings Trust, LLC ("RE
                                    Bond") is offering 50,000,000 investment grade secured corporate bonds with a Par
                                    Value of $1.00 each.

         Terms of the Offering:     This Offering will begin upon effectiveness
                                    and will terminate whenever all of the bonds are sold, or 12 months after the date of effectiveness, whichever comes first.

                                    Although RE Bond Corporate Holdings Trust has not yet sold, nor has offered to sell these corporate bonds, RE Bond is confident that three previous relationships will be interested in purchase the entire offering upon effectiveness of the registration statement pursuant to the Securities Act of 1933 and the approval of the Securities and Exchange Commission.

         Use of the Proceeds:       Funds generated from this Offering will be
                                    used to purchase and redevelop surplus and distressed properties for conversion redevelopment.

Summary of Financial Data:

         Our company is a new entity and therefore has no operating history. Consequently, the company has no income statement and has produced an opening balance sheet as of January 7, 2005 which indicates the following:

         RE Bond has received a loan in the amount of One Hundred Thousand United States Dollars ($100,000 USD) from REIT Re for the establishment of this Offering. REIT Re has a keen interest in RE Bond's activities as REIT Re is an aggressive buyer of Triple Net (NNN) and other styled commercial, residential and industrial properties throughout the United States. Other than the loan, there are no other formal agreements or other styled relationships by or between RE Bond and/or any other third party. (Note: Our fiscal year end is December 31st.)

                                  RISK FACTORS
                                  ------------

         You should carefully consider the risks and uncertainties described below and all of the other information included in this prospectus before you decide whether to purchase our secured corporate bonds. Any of the following risks could materially adversely affect our business, financial condition or operating results and could negatively affect the value of your investment.

Primary Risks Related to Our Business:

         Investing in RE Bond Corporate Bonds carries a certain number of risks that are inherent to the real estate industry. Although the RE Bond is a new concept and product and has not yet had the opportunity to perform under the terms and conditions as described herein this prospectus, the mass amount of surplus and nonperforming real estate abounds across the nation. Nonetheless, risks encountered may be identified in two main categories:

         I.)      Market Saturation:

                  By selectively purchasing certain strategically positioned properties, RE Bond will specifically make every attempt to avoid the concerns of market saturation. "Market Saturation" is a term used to describe a situation in which a product (in this case real estate) has become diffused (distributed) within a market; the actual level of saturation can depend on investor purchasing power; as well as, competition, and pricing.

         II.)     US Treasury Note Fluctuation:

                  Each RE Bond is secured by Five Year US Treasury Notes, therefore, the RE Bond is dependent upon the strength and performance of the US Treasury Note for the term of the five
                  (5) years that each RE Bond is in place. Fortunately, to date, no serious or detrimental loss or failure of the Five Year US Treasury Note has occurred.

         If any of the following risks occur, our businesses financial condition or results of operations could be materially harmed. In such case, the credit rating and true value of our corporate bonds could decline, and you may lose part or all of your investment.

         You could also lose part or all of your investment if RE Bond does not remain a going concern. To achieve a going concern basis, a company must have adequate liquidity to pay its creditors in a timely manner and dispose of sufficient positive cash flows to finance its current operations whether of a capital nature or of a current nature. Once again, it is fortunate that the RE Bond is US Treasury Note backed for the term of the bond and further secured by the real estate for which the funds are invested.

Secondary Risks Related to Our Business:

         1. No Assurance of a Public Market:

                  Our investment grade corporate bond is not presently traded on any established market. Therefore, there is no prior trading market for our corporate bond and there can be no assurance that a trading market for the corporate bond will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the corporate bonds to sell their bonds if they should so desire.

         2. No Assurance That Offering Will Be Successful:

                  There can be no assurance that our Offering will raise sufficient capital for our initial purchases and redevelopments. Should the minimum amount of the Offering be the only amount raised in the Offering, we could not transact our business plan as planned. If we chose to use the lesser amount raised in this offering, then failure by the Company to raise additional debt financing would impair our operations and investors may lose the total amount of their investment.

         3. Dependence on Management:

                  Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of purchase, redevelopment and marketing of real estate across the United States, although, with a negative influence of saturation or a severe US Treasury Bond fluctuation as previously mentioned, then your investment would be at risk.

Risks Related to Our Industry:

         1. Reliance on Market Acceptance:

                  Currently, there is a large surplus of idle, nonperforming real estate throughout the United States. Our success is dependent on ability to properly purchase, reassess and redevelop these properties to their highest and most immediate potential in order to occupy and resell or refinance these properties at a profit. There are no assurances that the overdeveloped real estate market will continue in the direction that "Corporate America" continually forces with downsizing and merging. There are no assurances that we will be able to derive the income and/or value from these properties as projected.

         2. Proprietary Know-How:

                  Our corporate success depends and will continually depend on certain trade secrets, on proprietary "know-how," and the company's ongoing endeavors involving our proposed property redevelopments. Any leak to outside parties may result in new competitors and loss of business and therefore, should this happen; our profitability will not meet our expectations. Our management will be bound by employment agreements which include non-disclosure clauses that are structured to protect the Company's proprietary information and know-how. There can be no assurance that these agreements and clauses will protect the Company or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop similar real estate purchasing and redevelopment groups or competing networks independently based upon our business model. There can be no assurance that allegations of infringement of proprietary rights will not be made or that, if made, such allegations would not be sustained if litigated. Nonetheless, the occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on our business, financial condition and results of operation.

         3.       Unfavorable Economic Conditions

                  The financial success of the Company may be sensitive to adverse changes in general economic conditions in the markets and/or regions in which our redevelopment business will be conducted. Specifically, property values and overdevelopment could indicate that fewer potential uses or greater and less expensive options may be available to our prospective redeveloped real estate buyers. Such changing conditions could reduce the profitability of the Company.

Development Stage Company:

         Our company was recently formed in January of 2005 and has yet to generate any revenue. There have not been operations since its inception and we are in the process of raising capital and financing for our future operations. Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses.

         In order to carry out our venture, we must obtain additional funding from outside sources such as this Offering. We are relying, in part, on the success of this Offering in order to implement our plans to develop the Company. Presently, we are relying on our ability to raise the necessary capital through the issuance and sale of these secured corporate bonds in order to fund our business plan which includes the day-to-day operations. Due to our limited assets and resources, there can be no assurance that we will be successful in obtaining the necessary financing either from this Offering or other sources including debt. You may be unable to effectively evaluate our Company for investment purposes because we have no operating history. Our prospects for success and secured nature of our corporate bonds must be considered in light of the risks and difficulties encountered by a company in its development stage.

         Should our growth continue in the midst of an over developed market, we may require substantial amounts of additional financing that may not be available to us.

         In an unexpected growth spurt to this plan, the proceeds from the sale of the secured corporate bonds, together, with our existing sources of capital may not be sufficient to meet our ultimate financial needs, and may not be substantial in relationship to the operations or business in which we intend to engage. Should this be the case, it may be necessary for us to secure significant amounts of additional financing. While we have various alternative plans to secure such financing, such as utilizing the residual 80% equity in each property, there can be no assurance that any of such plans will be successful.

Lack of Relevant Experience by Management:

         The Company believes that it has ample experience to implement its plan. However, national marketing requires management experience of a different nature. The Company may be more vulnerable to errors in judgment that could have been prevented by more experienced marketing groups. As a result, it will remain the focus of RE Bond to be certain that a strategic marketing plan be establish simultaneously with the redevelopment of the properties as time is of the essence.

                                 USE OF PROCEEDS
                                 ---------------

         Upon the complete sale of this Offering, the net proceeds to RE Bond Corporate Holdings Trust shall be $50,000,000. Note: Detailed tables indicating the proposed use of funds are listed on the following pages.

         It is possible that no proceeds may be raised from this offering. If fewer than all of the bonds are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing the redevelopment plan to various property owners and perhaps move into a less controlled and less lucrative Joint Venture Agreement with the property Sellers. Should this transpire, our plan may be continually successful although at a slower and on a less lucrative basis. While there can be no assurance of success, as our "fail-safe plan", it is our goal to invest heavily in our marketing efforts in an attempt to take us out of the development stage and begin recognizing transactional revenue. We will not pursue any further development until additional funds either from sales or investment capital can be secured.

Use of Proceeds Summary Table:

         The foregoing represents our best estimate of allocation of the proceeds of this offering, based upon the current state of our real estate redevelopment model and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

-------------------------------------------------------------------------------------------------------------
                              Property #1         Property #2          Property #3           Property #4
-------------------------------------------------------------------------------------------------------------
With % of Offering Sold           100%                100%                 100%                 100%
-------------------------------------------------------------------------------------------------------------
With % of Offering Sold           75%                 75%                  75%
-------------------------------------------------------------------------------------------------------------
With % of Offering Sold           50%                 50%
-------------------------------------------------------------------------------------------------------------
With % of Offering Sold           25%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Price                         $12,523,000         $11,987,000          $10,724,000           $9,675,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Building Area                 38,820 (sf)         33,813 (sf)          41,364 (sf)           32,563 (sf)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Land Area                     120,291 (sf)        101,221 (sf)         98,003 (sf)           89,411(sf)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Redevelopment Costs            $1,250,000          $1,150,000           $1,100,000           $1,250,000
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
TOTALS:                       $13,773,000         $13,137,000          $11,824,000           $10,925,000
-------------------------------------------------------------------------------------------------------------


                      Total Expenditure: $49,695,000.00 USD
                                         ------------------

         The disbursement of funds will be effected in order of priority as follows:

          I.   Purchase of Property including attorney and closing fees

          II.  Redevelopment Costs Are Paid:

                  a.) Architect and subsequent drawings costs b.) Engineer and subsequent planning costs c.) Marketing and subsequent expenses

          III. Contractor is paid for redevelopment of the property including permitting fees and impact fees

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

         The offering price of the 50,000,000 secured corporate bonds being offered has been determined primarily by the capital requirements of RE Bond Corporate Holdings Trust and has no relationship to any established criteria of value, such as book value or earnings. Additionally, because we have no operating history and have not generated any revenues to date, the price of the bonds are not based on past earnings nor are they indicative of current market value for the assets owned by RE Bond Corporate Holdings Trust.

                                    DILUTION
                                    --------

         As of February 23, 2005, RE Bond Corporate Bonds has a net book value of $1.00 per bond (based on no bonds having been currently sold, transferred or outstanding).

                            SELLING SECURITY HOLDERS
                            ------------------------

         There are no Selling Security Holders at this time.

                              PLAN OF DISTRIBUTION
                              --------------------

         RE Bond Corporate Holdings Trust, LLC is the sole underwriter of the RE Bond Corporate Bond. No securities shall be offered to any outside party unless this Offering is first approved and accepted by the Securities and Exchange Commission. There are no material relationships relevant to this Offering other than RE Bond Corporate Holdings Trust, its counsel, its accountants and/or its employees, Officers or Directors. Alternatively, no Officer, Director or Employee of RE Bond shall make offer, sell, trade, bargain or otherwise shall negotiate a RE Bond Corporate Bond.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by RE Bond Corporate Holdings Trust. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

         Purchasers of bonds either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

         We will pay all of the expenses incident to this offering and sale of the corporate bonds, other than commissions, discounts and fees of underwriters, dealers, or agents.

         Although no bonds are currently outstanding, this prospectus shall advise all parties that, during such time as may be engaged in a distribution of any of the bonds being registered by this Registration Statement, all parties are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the corporate bonds to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our bonds so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                LEGAL PROCEEDINGS
                                -----------------

         As of the date of this prospectus, neither RE Bond Corporate Holdings Trust nor any of its officers or directors is involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against RE Bond Corporate Holdings Trust or any of its officers or directors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
          -------------------------------------------------------------

         Set forth below is certain information concerning our directors and executive directors:

         NAME                                       AGE              POSITION
         -----------------------------------------------------------------------
         Mr. Charles W. Chillingsworth, II          56               Director

         Mr. Kevin Warsh                            53               Director

         The Directors shall be elected to each annual general meeting and shall hold office until the next annual meeting of shareholders and until the Director's successor has been elected and qualified or until the Director's resignation or removal from office.

         The Directors have been named but will serve in only a limited capacity until after successful completion of this offering which is defined as closing on 50% of the offering amount. They will be involved in a significant way only after 50% of the offering has been subscribed for. It will be considered appropriate to remunerate them on a pro-rata basis after the 50% level.

         None of our Officers and Directors currently holds such responsibilities in any reporting company and has never been affiliated with a blank check company.

         The named directors are currently serving and will hold office until the next annual meeting. The organization committee was held on January 31, 2005. All Directors are currently serving without any remuneration.


Biographies:

         Mr. Charles W. Chillingsworth, II, 56, Director:

                  Mr. Chillingsworth has been involved in the real estate development business for the past 32 years when he started-off as a general contractor in the South Eastern United States. Over time, he obtained the knowledge and experience which had taken him from the outside of the job site to the inside.

                  Mr. Chillingsworth has been a key factor in various commercial, residential and industrial work-outs and development / re-development projects from the ground up and continues to lend his expertise as a development consultant to various contractors throughout the United States.

                  One of the strongest qualities that Mr. Chillingsworth brings to the company is his readily available sources of deeply discounted, yet, high worth real estate as obtained, owned, surplus or defaulted by major US public companies. It is these properties which lend the greatest value to the company and because we purchase by location and best use, we can hand select only those properties which work best and turn-over fastest.

         Mr. Kevin Warsh, 53, Director:

                  Mr. Warsh has been involved in public debt finance for the past 21 years. Aside from owning and operation his own investment banking firm, Mr. Warsh has extensive knowledge in the placement of and establishment of secured debt and the successful issuance of same.

         The company has selected Mr. Warsh as the primary financial liaison of all financial matters in the purchase, sale and financing of all the properties as obtained by RE Bond. Together with PriceWaterhouseCoopers, Mr. Warsh will keep a daily, weekly, monthly, quarterly and annual statement of performance of the real estate and our corporate bond. These two products must remain in harmony for the duration of the project and the life of each RE Bond Corporate Bond.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         As of February 23, 2005, no such distribution of ownership of any portion of this bond offering or ownership interest in the RE Bond Corporate Bonds have been disbursed. Disbursement of the corporate bonds or any ownership of RE Bond Corporate Bonds will be determined upon complete and successful release, sale and funding of the RE Bond Corporate Bonds.

                            DESCRIPTION OF SECURITIES
                            -------------------------

         RE Bond Corporate Holdings Trust, LLC ("RE Bond") is offering 50,000,000 investment grade secured corporate bonds with a Par Value of $1.00 each (debt securities).

         The Terms of the RE Bond Corporate Bond are as follows:

                Total Offering:             $50,000,000.00 USD

                Term of Maturity:           Five (5) Years from Date of Issuance

                Interest Rate:              Four Percent (4%) Per Annum

                Features:                   None (incl.: conversion, redemption
                                            and sinking funds)

         The purpose of this Offering is to strategically purchase and re-develop distressed real estate from major US corporate and retail companies. These properties will be further described herein this prospectus RE Bond Corporate Bonds are secured by Five (5) Year United States Treasury Notes and the unencumbered real estate for which the bonds are purchased.

         All RE Bonds shall be identified by a registered CUSIP number and visible on Bloomberg/Reuter. Furthermore, each bond will carry a Standard & Poor's and/or Moody's and/or Fitch rating. Said rating will be based upon the AAA / Aaa / AAA rated US Treasury Notes and the 100% equity in the real estate. The debt burden of our Company will only be the annually recurring interest payments made against redemption of interest coupons.

         There are no voting rights associated with the purchase of a RE Bond Corporate Bond, only the debt ownership and secured position as represented therein the bond description.

         Each individual investor must consult his/her tax attorney for structuring tax benefits and/or penalties associated with the purchase of a RE Bond Corporate Bond.

Transfer Agent and Registrar:

         We have current pending contracts with Computershare Investor Services and American Stock Transfer and Trust Company to act as transfer agent and registrar, although, as of February 23, 2005 we are acting as our own transfer agent and registrar until such approvals have been issued by the Securities and Exchange Commission.

The Depository Trust Company:

         All of the notes RE BOND offers will be issued in book-entry only form. This means that RE BOND will not issue certificates for notes, except in the limited cases described below. Instead, RE BOND will issue global notes in registered form. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. Accordingly, Cede & Co. or such other nominee will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

         Beneficial interests in a global note will be shown on, and transfers effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants' books acting on behalf of beneficial owners.

         So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture; except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

         Each global note representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) RE BOND advises the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly, and the trustee or RE BOND is unable to locate a qualified successor or (2) RE BOND, at its option, elects to terminate the book-entry system through DTC. Upon any such exchange, the certificated notes shall be registered in the names of and delivered to the beneficial owners of the global note representing the notes.

The following is based on information furnished by DTC:

         DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes with the same terms. If, however, the aggregate principal amount of the notes exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such note.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC's direct participants deposit with DTC.

         DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations ("indirect participants") that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission.

         Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

         To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the documents governing the notes. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

         Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to RE BOND as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         RE BOND will pay principal and or interest payments on the notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is RE BOND's responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

         RE BOND will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

         If the notes are repayable at the option of the holder thereof, a beneficial owner, or its authorized representative, shall give notice to elect to have its notes repaid by RE BOND, through its direct or indirect participant, to the trustee, and shall effect delivery of such notes by causing the direct participant to transfer that participant's interest in the global note representing such notes, on DTC's records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such notes are transferred by the direct participants on DTC's records.

         DTC may discontinue providing its services as securities depository for the notes at any time by giving RE BOND reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, RE BOND will print and deliver certificated notes to the beneficial owners of interests in the notes. RE BOND may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, RE BOND will print and deliver certificated notes to the beneficial owners of interests in the notes.

         The information in this section concerning DTC and DTC's system has been obtained from sources that RE BOND believes to be reliable, but neither RE BOND, the Purchasing Agent nor any agent takes any responsibility for its accuracy.

Registration, Transfer and Payment of Certificated Notes:

         If RE BOND ever issues notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by RE BOND. RE BOND has originally designated the trustee to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but RE BOND may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or registration. At any time, RE BOND may change transfer agents or approve a change in the location through which any transfer agent acts, except that there must always be an office for registration, transfer and payment located in the Borough of Manhattan of The City of New York. RE BOND also may designate additional transfer agents for any notes at any time.

         RE BOND will not be required to: (1) issue, exchange or register the transfer of any note to be redeemed for a period of 15 days before the day a notice of redemption for the notes is mailed; or (2) exchange or register the transfer of any note that was selected, called or is being called for redemption, except the unredeemed portion of any note being redeemed in part; or
(3) exchange or register the transfer of any note as to which an election for repayment by the holder has been made, except the unrepaid portion of any note being repaid in part.

         RE BOND will pay principal of and interest on any certificated notes at the offices of the paying agents RE BOND may designate from time to time. Generally, RE BOND will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business in The City of New York on the regular record date for that payment. RE BOND will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

         No entity, either public or private, individually or corporately owns any interest in the company. Our legal counsel has been paid out of the loan provided by REIT Re and the accountants will be paid quarterly in accordance with the terms and conditions of the auditing agreement as to be established by Mr. Warsh.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

         RE Bond Corporate Bond's articles of incorporation provide that it will indemnify any officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS
                     ---------------------------------------

         RE Bond Corporate Holdings trust, LLC was established in January of 2005 for the purpose of the business described herein this prospectus.

                             DESCRIPTION OF BUSINESS
                             -----------------------

         RE Bond Corporate Holdings Trust, LLC was established in January of 2005. As it is a new company, the slate is clean and clear and the company has never been a part of nor is a result of a bankruptcy proceeding, receivership or other similar proceeding.

         In a very standardized industry manner, the Company intends to penetrate the real estate market in a sector which, to date, has been virtually untapped. RE Bond will utilize its expertise in locating, redeveloping and reassigning the use and performance of non-performing surplus properties across the United States.

         Recent years have, indirectly, through various mergers, corporation sales and dissolutions, brought to the commercial and industrial real estate markets new and lucrative opportunities in the commercial and industrial real estate markets. It is the strong opinion of the Directors that the surplus real estate market presents numerous properties for immediate purchase and conversion with a great degree of security and profit. These property availabilities are primarily result of major US retail companies merging or cutting-back.

         As a majority of the properties to be redeveloped will quickly be re-occupied, it will by no means require more than two to three months of renovations to ready each property and begin recirculation purchases, as well as, conversions simultaneously with the purchase and sale of other properties. This initial offering of $50,000,000 will become the starting momentum of a real estate purchasing and redevelopment vehicle with endless National prospects.

Competition:

         RE Bond currently finds no direct competition other than the normal, day to day real estate purchases and renovations that are caused at the request of another party.

Competitive Advantages:

         RE Bond has already expressed great interest to the various major retail chains that have, to date, multiple well located and easily convertible properties "in house" for which to sell to RE Bond on a continuous basis.

         Once a firm and continual relationship with RE Bond has been established in the purchasing of the properties, RE Bond should eventually have the capacity to purchase the properties on a subordinated basis. Through subordination, this will allow RE Bond to purchase, renovate and sell the properties on a "credit line" due to the ongoing relationship and proof of track record. The subordinating entity would be fully secured as RE Bond would be improving the property for eventual resale. Should there be any default, only RE Bond would take the loss for costs of improvements. It is for this reason that RE Bond will pre-qualify the properties and have them further pre-sold prior to infusing cash or moving forward.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------

         The Company's plan of operation is very simple and direct; to purchase idle, well positioned properties at a heavy discount for redevelopment and leasing and/or sale within a five (5) year plan per property.

         We plan on utilizing the market strength and knowledge of the Directors of the Company, and to utilize the well established relations to swiftly and smoothly conduct our business. Upon commencement of operation, a small staff of three office clerks will suffice to handle the daily rigors of filing and organization of the documentation associated with this business and our plan. The Company's strength will lie in the purchase of the properties to be redeveloped. Once purchased, the equity in the real estate will provide ample residual equity and ease of liquidity in case of an unexpected event or matter.

Off-Balance Sheet Arrangements:

         The Company will not maintain nor does it need to maintain an off-balance sheet as the customary practices and business tactics of the Company will be very straight forward. There will not be any transactions, agreements or other contractual arrangements to which any unconsolidated entity shall be privy. The procedures will be as follows: 1.) Purchase the property, 2.) Redevelop the property and 3.) Lease and Sell the property. All accounting and banking will balance at the end of each property redevelopment project.

Safe Harbor - Cautionary Statement Regarding Forward Looking Statement:

         This prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and
Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5) ("Statutory Safe Harbors") that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors, including the factors set forth under "Risk Factors," that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, our limited operating history, our ability to manage our growth, our knowledge or the market, our intended need for financing and the terms and conditions of any financing that is consummated, the possible volatility of the real estate market, and the potential fluctuation in the US Treasury Notes as securing each RE Bond. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

                             DESCRIPTION OF PROPERTY
                             -----------------------

         The properties to be purchased with the proceeds of this offering are located throughout the United States. Currently, RE Bond has four (4) properties under consideration, although, we must await funds availability as generated through this offering before solidifying a contract for purchase. Once under contract, closing may take place within ten (10) business days and redevelopment will begin immediately thereafter.

         These properties are surplus locations of major USA retailers whom have decided to close a location or whom have acquired the location via a corporate buy-out or merger.

         Recent inventories prove that there are hundreds pf Prime locations from which to chose and redevelop. The advantage that RE Bond has in selecting these heavily discounted properties, is that each corporation has a minimum of underwriting criteria per location, therefore, our demographic studies and other pertinent needed information are

         Currently, RE Bond does not have a controlling interest in any such real estate as mentioned herein, although, the purpose of this prospectus is not to hold the real estate as redeveloped but, rather, to sell the properties at a considerable profit once renovated and leased. The leases that would fuel these property sales at a profit would constantly be comprised of credit rated leases which obligate the tenant for a minimum term of twenty (20) years or greater.

         The sales of the properties will not solely depend on occupancy or rate of occupancy. These properties will obtain their greatest value from the improved use of the property by another commercial investment grade and rated tenant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

         There are no certain relationships or related transactions to the RE Bond offering nor its plan of business. RE Bond stands firmly on its own and retains its practices for its sole benefit and practices.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS
                               -------------------

         There are no public market(s) for our corporate bonds. We will depend on the strength of our bonds as backed by five year US Treasury Notes and the real estate under which each bond is secured.

         As this prospectus represents our corporate bond offering as described herein, the company shall remain steadfast in pricing with a continuous par value of $1.00 per bond. We do not anticipate selling our bonds through a broker-dealer, hence, there is no mark-up nor commissions to be considered or calculated. The RE Bond is a straight-forward "cash for bond" transaction with a fixed coupon and a fixed maturity. There are no dividends, compensation plans, options, nor warrants associated with this security.

         As of February 23, 2005, there are no outstanding holders of the RE Bond corporate bond as described herein.

                             EXECUTIVE COMPENSATION
                             ----------------------

         The compensation for the Directors and Shareholders of the company shall be divided equally amongst all parties privy thereto. Prior to any disbursements, all costs, fee, adjustments and any other pertinent expenditures associated with this prospectus or the properties, purchase, redevelopment or sales must first be completely settled before any remuneration may be paid out of the profit proceeds of the sales of the properties.

         Actual percentages and amount will vary from property to property as the values, time of completion, cost or renovation and final sales or rental costs are yet to be determined.


















                  {This Portion Was Intentionally Left Blank.}

                                   FINANCIALS
                                   ----------

                      RE BOND CORPORATE HOLDINGS TRUST, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                January 31, 2005





                                TABLE OF CONTENTS
                                -----------------


                  CONTENTS                                             PAGE
                  --------                                             ----


INDEPENDENT AUDITOR'S REPORT *      -       -        -        -        F-1

FINANCIAL STATEMENTS: *

        Balance Sheet      -        -       -        -        -        F-2

        Statement of Cash Flows     -       -        -        -        F-3

NOTES TO FINANCIAL STATEMENTS *     -       -        -        -        F-4 / F-5











* Transcribed from the original document and made an official part of this prospectus.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
RE Bond Corporate Holdings Trust, LLC
New York, New York

         We have audited the accompanying balance sheet of RE Bond Corporate Holdings Trust, LLC, (a Delaware corporation and a development stage company) as of January 7, 2005 and the related statement of cash flows from the date of inception (January 7, 2005) to date. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RE Bond Corporate Holdings Trust, LLC (January 7, 2005) and it's cash flows from the date of inception (January 7, 2005) to date in conformity with accounting principles generally accepted in the United States of America.



J.B. DiLeo & Associates, LLC, CPA




Conducted at the Offices of the Offerer
244 5th Avenue, Suite A-250
New York, New York, 10001
January 31, 2005

                      RE BOND CORPORATE HOLDINGS TRUST, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                       EXAMINATION OF FINANCIAL STATEMENTS
                                January 31, 2005



                                  BALANCE SHEET



                                     ASSETS
                                     ------


         CURRENT ASSETS:

                Cash                                                  $1000,000
         -----------------------------------------------------------------------

         TOTAL ASSETS                                                 $1000,000
                                                                      ---------





                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


         CURRENT LIABILITIES:

              Note payable to REIT RE                                  $100,000



         TOTAL LIABILITIES                                             $100,000
                                                                       --------






NOTE: See Independent Auditor's Report and Accompanying Notes to Financial Statement.

                      RE BOND CORPORATE HOLDINGS TRUST, LLC
                          (A DEVELOPMENT STAGE COMPANY)




                     STATEMENT OF CASH FLOWS FOR THE PERIOD
             JANUARY 7, 2005 (date of inception) TO JANUARY 31, 2005


         Cash flows from operating activities:                         $ 0.00

         Cash flows from investing activities:                         $ 0.00

         Cash flows from financing activities:                         $ 0.00

                  Issuance of Re Bonds:                                $ 0.00

                  Borrowing from Directors:                            $ 0.00

                  Net cash provided by financing activities:        $ 100,000


         Increase in cash:                                          $ 100,000

         Cash, beginning of period:                                    $ 0.00
         --------------------------------------------------------------------
         Cash, end of period:                                       $ 100,000
         --------------------------------------------------------------------








NOTE: See Independent Auditor's Report and Accompanying Notes to Financial Statement.

                      RE BOND CORPORATE HOLDINGS TRUST, LLC
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENT
                             AS OF JANUARY 31, 2005


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------

1.  Organization:

         RE BOND CORPORATE HOLDINGS TRUST, LLC ("the Company") is a development stage enterprise incorporated under the laws of the State of Delaware in January 2005. The Company's offices are in New York, New York, its only location.

         RE BOND CORPORATE HOLDINGS TRUST, LLC does not presently conduct business operations.

         Method of Accounting:

         The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

         Income Taxes:

         The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

2.  Development Stage Operations:

         The Company was formed in January of 2005. There have not been operations since inception and the Company is in the process of raising capital, and financing for its future operations. As of January 31, 2005 the company remains in the same state as first upon established; clean, clear and unencumbered.

3.  Note Payable to REIT RE:

         The Company borrowed $100,000 from REIT RE Holdings on January 7, 2005. The note bears interest at 6% and is due in six (6) months.


NOTE:  See Independent Auditor's Report.

                                       F-4

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES
                      ------------------------------------

         There have been no changes in or disagreements with our accountants since the inception as required to be disclosed pursuant to Item 304 of Regulation SB.

                                  LEGAL MATTERS
                                  -------------

         The validity of the issuance of our corporate bonds being offered has been passed upon by William Stephens, P.A., located in New York, New York..

                                     EXPERTS
                                     -------

         The audited financial statements as of January 31, 2005, appearing in this prospectus and registration statement have been audited by J.B. DiLeo & Associates, LLC, Certified Public Accountants and Advisors, and are included in reliance upon such reports given upon the authority of J.B. DiLeo & Associates, LLC, as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION
                    -----------------------------------------

         A registration statement on Form SB-2, including amendments thereto, relating to the corporate bonds offered, hereby, has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.

         Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to RE BOND CORPORATE HOLDINGS TRUST, LLC and the corporate bonds offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

         You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, corporate bonds only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus regardless of the time of delivery or of any sale of our corporate bonds.

                                   PROSPECTUS
                                   ----------

                             RE BOND CORPORATE BONDS
                      RE Bond Corporate Holdings Trust, LLC
               50,000,000 Investment Grade Secured Corporate Bonds

                 Subject to completion, dated February 23, 2005

         No action is being taken in any jurisdiction outside the United States to permit a public offering of the corporate bonds or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any RE BOND CORPORATE HOLDINGS TRUST, LLC restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction. Until the effective date all dealers that buy, sell or trade in our corporate bonds, whether or not participating in this offering, may be required to deliver a prospectus.


         Until thereby registered and approved by the Securities and Exchange Commission of the United States, all dealers effecting transactions in registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 This prospectus will not be used before the Effective Date of the Registration Statement and the securities named and described herein will not be sold until the Registration Statement becomes effective.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             NOTICE OF INFORMATION:

    You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.



                  {This Portion Was Intentionally Left Blank.}

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

         RE Bond's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to RE Bond or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided FOR UNDER the Delaware General Corporation Law or (iv) from any transaction from which the director derived an improper personal benefit.

         RE Bond's Bylaws provide that the Company shall indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of Delaware. In addition, we have entered or will enter into indemnification agreements with our directors, and officers that provide for indemnification in addition to the indemnification provided in our By Laws.

         The indemnification agreements contain provisions that may require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of RE Bond or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

         It is estimated that the expenses incurred in connection with distribution of the corporate bonds being offered will be as follows:

-------------------------------------------------------------------------
                ITEM                          EXPENSE TO BE PAID
-------------------------------------------------------------------------
SEC Registration                                 * $5,885.00
-------------------------------------------------------------------------
Final Prospectus Printing                        * $2,000.00
-------------------------------------------------------------------------
Standard & Poor's Rating                         * $4,000.00
-------------------------------------------------------------------------
Transfer Agent                                   * $3,000.00
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Total                                            * $14,885.00
-------------------------------------------------------------------------


*     These figures represent estimations by management.

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

         The following sets forth information concerning unregistered sales of our corporate bonds. Any such transaction would be considered unsolicited transactions and did not involve any public solicitation or advertisement in any way.

         NOW BE IT HEREIN KNOWN, the Company has not sold, nor transferred nor transacted any corporate bond(s) to any third party, Director, corporation, individual or any other entity thereto.


                                    EXHIBITS
                                    --------

Securities Act Forms
--------------------

(1)  Underwriting Agreement
(2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation, or
     Succession
(3)      (i) Articles of incorporation
         (ii) By-laws
(4)  Instruments defining the rights of holders, including indentures
(5)  Opinion RE: Legality
(6)  No exhibit required
(7)  No exhibit required
(8)  Opinion RE: Tax Matters
(9)  Voting Trust Agreement - Not Applicable
(10) Material Contracts
(11) Statement RE: computation of per share earnings
(l2) No exhibit required
(13) Annual or quarterly reports, Form 10-Q*
(14) No exhibit required
(15) Letter on un-audited interim financial information
(16) Letter on change in certifying accountant""
(17) Letter on director resignation
(18) Letter on change in accounting principles
(19) Reports furnished to security holders
(20) Other documents or statements to security holders
(21) Subsidiaries of die registrant
(22) Published report regarding matters submitted to vote
(23) Consent of experts and counsel
(24) Power of attorney
(25) Statement of eligibility of trustee
(26) Invitations for competitive bids
(27) Financial Data Schedule *****
(28) No exhibit required
(29) Through (98) [Reserved]
(99) Additional Exhibits
         (i)  Subscription Agreement
         (ii) Escrow and Indemnification Agreement

* Only if incorporated by reference into a prospectus and delivered to holders along with the prospectus as permitted by the registration statement; or in the case of a Form 10-KSB, where the annual report is incorporated by reference into the text of the Form 10-KSB.
** Where the opinion of the expert or counsel has been incorporated by reference into a previously filed Securities Act registration statement.
*** An issuer need not provide exhibit if. (1) an election was made under Form S-4 to provide S-2 or S-3 disclosure; and (2) the form selected (S-2 or S-3) would not require the company to provide the exhibit.
****     If required under Item 304 of Regulation S-B.
***** Financial Data Schedules shall be filed by electronic filers only. Such schedule shall be filed only when a filing includes annual and/or interim financial statements that have not been previously included in a filing with the Commission. See Item 601(c) of Regulation S-B.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment Number Two to the registration statement to be signed on its behalf by the undersigned in the City of New York, New York on the 18th Day of February, 2005.


         Registrant:  Mr. Kevin Warsh



         By: /s/ Kevin Warsh
             ----------------------------------------
             Mr. Kevin Warsh
             (Principal Accounting Officer)
             Sealed this 23rd Day of February, 2005



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



         By: /s/ Charles W. Chillingsworth, II
             ----------------------------------------
             Mr. Charles W. Chillingsworth, II
             Principal Executive Officer
             Sealed this 23rd Day of February, 2005